As filed with the Securities and Exchange Commission on May 29, 2002
                                                     Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              FIRSTENERGY CORP.
            (Exact Name of Registrant as Specified in Its Charter)

                Ohio                                   34-1843785
   (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                              76 South Main Street
                                Akron, Ohio 44308
         (Address of Principal Executive Offices, Including Zip Code)
                        --------------------------------

     FirstEnergy Corp. Executive and Director Incentive Compensation Plan
                            (Full Title of the Plan)
                        --------------------------------


Nancy C. Ashcom                                 Copy to:
Corporate Secretary                             Edward W. Moore, Esq.
FirstEnergy Corp.                               Calfee, Halter & Griswold LLP
76 South Main Street                            1400 McDonald Investment Center
Akron, Ohio 44308                               800 Superior Avenue
(330) 384-5504                                  Cleveland, Ohio 44114
                                                (216) 622-8200

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
                         -------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                   Proposed
      Title of                    Proposed         Maximum
   Securities        Amount        Maximum         Aggregate        Amount of
      To Be          To Be        Offering         Offering       Registration
   Registered      Registered  Price Per Share      Price             Fee
--------------------------------------------------------------------------------

Common Stock, par
value $0.10 per     7,500,000
share(1)            shares(2)     $34.31(3)    $257,325,000.00(3)  $23,674.00
================================================================================

(1) Includes rights to purchase shares of common stock ("Share Purchase Rights") under FirstEnergy Corp.'s Rights Agreement that, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the shares of common stock.
(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers additional shares of FirstEnergy Corp. common stock that may be issued or become issuable under the terms of the FirstEnergy Corp. Executive and Director Incentive Compensation Plan in order to prevent dilution resulting from any stock split, stock dividend or similar transaction.
(3) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of FirstEnergy Corp. common stock reported on the New York Stock Exchange on May 23, 2002.

                 STATEMENT PURSUANT TO GENERAL INSTRUCTION E

      Pursuant to and as permitted by General Instruction E to Form S-8, this Registration Statement on Form S-8 is being filed by FirstEnergy Corp., an Ohio corporation (the "Company"), to register an additional 7,500,000 shares of common stock, par value $0.10 per share, of the Company. The contents of the following Registration Statements of the Company are hereby incorporated herein by reference: (i) the Company's Registration Statement on Form S-8 (filed on
July 1, 1998), including all exhibits attached thereto, filed as Registration No. 333-58279; and (ii) the Company's Registration Statement on Form S-8 (filed on August 17, 2001), including all exhibits attached thereto, filed as Registration No. 333-67798.

                                     PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The  following  documents   heretofore  filed  by  the  Company  with  the
Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

      (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2001;

      (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

      (3)   The Company's Current Report on Form 8-K, dated May 23, 2002;

      (4)   The Company's Current Report on Form 8-K, dated May 8, 2002;

      (5) The Company's Current Report on Form 8-K, dated April 11, 2002, as amended;

      (6) The description of the Company's common stock contained in the Company's Registration Statement on Form S-4, Amendment No. 1 (Registration No. 333-46444), filed with the Commission on October 13, 2000, and any amendment or report filed for the purpose of updating such description; and

      (7) The description of the Share Purchase Rights of the Company contained in the Company's Current Report on Form 8-K, dated November 18, 1997, and any amendment or report filed for the purpose of updating that description.

      All documents, filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

      Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

      Incorporated by reference.  See Item 3.

Item 5.  Interests of Named Experts and Counsel.

      The validity of the securities  being registered will be verified by Leila
L. Vespoli, Esq., the Company's Senior Vice President and General Counsel. As of May 23, 2002, Ms. Vespoli owned 9,368.5595 shares of the Company's common stock. Ms. Vespoli is eligible to participate in the FirstEnergy Corp. Executive and Director Incentive Compensation Plan, pursuant to which the Company's common stock will be issued.

Item 8.  Exhibits.

      The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

      With respect to the unaudited financial information of FirstEnergy Corp. for the three-month period ended March 31, 2002 incorporated by reference in this Registration Statement, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 15, 2002 incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 28th day of May, 2002.

                                       FIRSTENERGY CORP.


                                       By: /s/Nancy C. Ashcom
                                          -----------------------
                                          Nancy C. Ashcom
                                          Corporate Secretary (Duly
                                            Authorized Officer)

                                POWER OF ATTORNEY

      Each of the undersigned directors and officers of the Company, individually as such director and/or officer, hereby makes, constitutes and appoints H. Peter Burg and Nancy C. Ashcom, and each of them, singly or jointly, with full power of substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, in any and all capacities, and to file with the Commission, this Registration Statement and any and all amendments, including post-effective amendments, to this Registration Statement, which amendment may make such changes in the Registration Statement as the Company deems appropriate, hereby ratifying and confirming all that each of said attorneys-in-fact, or his, her or their substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                           Title                        Date
      ---------                           -----                        ----

   /s/ H. Peter Burg       Chairman of the Board, Chief Executive   May 21, 2002
-------------------------  Officer and Director
       H. Peter Burg

/s/Anthony J. Alexander    President, Chief Operating Officer and   May 21, 2002
-------------------------  Director
   Anthony J. Alexander

  /s/ Richard H. Marsh     Senior Vice President and Chief          May 21, 2002
-------------------------  Financial Officer
      Richard H. Marsh

  /s/ Harvey L. Wagner     Vice President and Controller            May 21, 2002
-------------------------
      Harvey L. Wagner

/s/ Carol A. Cartwright    Director                                 May 21, 2002
-------------------------
    Carol A. Cartwright

 /s/ William F. Conway     Director                                 May 21, 2002
-------------------------
     William F. Conway

/s/ Robert B. Heisler, Jr. Director                                 May 21, 2002
-------------------------
    Robert B. Heisler, Jr.

 /s/ Robert L. Loughhead   Director                                 May 21, 2002
-------------------------
     Robert L. Loughhead

  /s/ Russell W. Maier     Director                                 May 21, 2002
-------------------------
      Russell W. Maier

 /s/ John M. Pietruski     Director                                 May 21, 2002
-------------------------
     John M. Pietruski

/s/ Robert N. Pokelwaldt   Director                                 May 21, 2002
-------------------------
    Robert N. Pokelwaldt

    /s/ Paul J. Powers     Director                                 May 21, 2002
-------------------------
        Paul J. Powers

  /s/ Catherine A. Rein    Director                                 May 21, 2002
-------------------------
      Catherine A. Rein

  /s/ Robert C. Savage     Director                                 May 21, 2002
-------------------------
      Robert C. Savage

  /s/ George M. Smart      Director                                 May 21, 2002
-------------------------
      George M. Smart

 s/ Carlisle A. H. Trost   Director                                 May 21, 2002
-------------------------
    Carlisle A. H. Trost

/s/ Jesse T. Williams, Sr. Director                                 May 21, 2002
-------------------------
    Jesse T. Williams, Sr.

  /s/ Patricia K. Woolf    Director                                 May 21, 2002
-------------------------
      Patricia K. Woolf